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                                   EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 2-62214, 33-23952, 33-25455, 33-25454,
33-28396, 33-30599, 2-91519, 33-60428, 33-60426, 33-54335) of Union Camp
Corporation of our report dated February 7, 1997 appearing in the 1996 Annual Report to Stockholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which is listed in Item 14(a)(2) of this Form 10-K.




PRICE WATERHOUSE LLP

Morristown, New Jersey
March 27, 1997

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